EXHIBIT 10.34

NEUTRAL TANDEM, INC.

AMENDMENT NO. 1 TO NEUTRAL TANDEM, INC.

2003 STOCK OPTION AND STOCK INCENTIVE PLAN

This Amendment No. 1 (“Amendment”) to the Neutral Tandem, Inc. 2003 Stock Option and Stock Incentive Plan (the “Plan”) amends the Plan effective as of such time as this Amendment is approved by the holders of a majority of the outstanding shares of capital stock of Neutral Tandem, Inc. (the “Company”) entitled to vote thereon, voting as a single class. Capitalized terms not otherwise defined herein will have the meaning ascribed to such terms in the Plan.

1. The first sentence of Section 3 of the Plan is hereby amended and restated to read in its entirety as follows:

“The total number of shares of capital stock of the Company that may be subject to Options, Restricted Stock grants and Other Rights under the Plan shall be 2,300,000 shares of the Company’s $0.001 par value common stock (the “Common Stock”), from either authorized but unissued shares or treasury shares. The maximum number of shares of Common Stock subject to Options that may be granted to any Optionee in the aggregate in any calendar year shall not exceed one million (1,000,000) shares”

2. The first sentence of Section 5(b) of the Plan is hereby amended and restated to read in its entirety as follows:

“Exercise Price. As specified by the Compensation Committee in its discretion, the exercise price of each Option shall be any lawful consideration that is at least one hundred percent (100%) of the Fair Market Value (as hereinafter defined) of the shares on the date on which the Compensation Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least one hundred ten percent (110%) of the Fair Market Value of the shares on the date of grant of the ISO.”

3. A new fifth paragraph is added at the end of Section 2 of the Plan as follows:

“It is the intention of the Company that no payment or entitlement related to any Option, Restricted Stock or Other Rights shall give rise to adverse tax consequences to any person pursuant to Section 409A of the Code. The Plan shall be administered and interpreted to that end, and the terms of each Option, grant of Restricted Stock and Other Rights shall be consistent therewith.”

All references in the Plan and this Amendment to the “Plan” shall be deemed to be references to the Plan as amended hereby. This Amendment does not supersede the terms and conditions of the Plan, except to the extent expressly described herein, and the Plan, as amended hereby, shall remain in full force and effect as so amended.